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                                                                   Page 22 of 24



                       EXHIBIT 21 - LIST OF SUBSIDIARIES

                     (a) Bassett Furniture Industries of North Carolina Inc. (North Carolina corporation)

                     (b)   E.B. Malone Corporation (Delaware corporation)